SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2019 (July 17, 2019)

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

37th Floor

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 984-1096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Pareteum Corporation (the “Company”) was held on July 17, 2019 at 10:00 a.m. EDT. At the Annual Meeting, a total of 66,479,898 shares, or 59.6%, of the Company’s capital stock issued and outstanding as of the record date for the Annual Meeting were represented in person or by proxy. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter.

1) To elect four directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Nominee	Votes For	Against	Abstain
Robert H. Turner	19,718,037	915,361	56,983
Yves van Sante	17,702,144	2,923,257	64,980
Luis Jimenez-Tuñon	17,586,437	3,033,715	70,229
Robert L. Lippert	20,035,636	58,006	70,739

The four nominees for director were elected.

2) To ratify the appointment of SquarMilner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstain
63,464,780	2,409,534	605,584

The appointment of Squar Milner LLP was approved.

 Item 8.01 Other Events

On July 18, 2019, the Company issued a letter from Robert H. Turner, Executive Chairman and Chief Executive Officer of the Company (the “Chairman’s Letter”) announcing the results of the Annual Meeting. A copy of the Chairman’s Letter is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit
No.	Description
99.1	Chairman’s Letter: Pareteum Announces Favorable Shareholders Vote at AGM

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2019	PARETEUM CORPORATION

	By:	/s/ Edward O’Donnell
Name: Edward O’Donnell
Title: Chief Financial Officer